UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2003

ON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-26376	04-3162846
(Commission File Number)	(IRS Employer Identification Number)

880 Winter Street, Building 4, Waltham, Massachusetts 02451-1449

(Address of Principal Executive Offices) (Zip Code)

(781) 487-3300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2.	Acquisition or Disposition of Assets.

On Monday October 27, 2003, ON Technology Corporation (“ON”) and Symantec Corporation (“Symantec”) issued a joint press release (the “Press Release”) announcing that they have signed an Agreement and Plan of Merger pursuant to which Outlaw Acquisition Corporation, a wholly owned subsidiary of Symantec, will merge with and into ON, and ON will become a wholly-owned subsidiary of Symantec. The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Pursuant to the Agreement and Plan of Merger, each outstanding share of ON common stock will be exchanged for the right to receive $4.00 in cash, and each outstanding vested option to purchase ON common stock shall entitle the holder thereof to receive an amount in cash equal to the excess, if any, of (1) $4.00 over (2) the per share exercise price of the option. The merger is subject to several conditions, including approval by ON’s stockholders, the expiration of applicable waiting periods under antitrust laws and other customary conditions.

The foregoing description of the Agreement and Plan of Merger and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Item 7.	Financial Statements and Exhibits.

(c)    Exhibits.

2.1	Agreement and Plan of Merger made and entered into as of October 27, 2003 among Symantec Corporation, Outlaw Acquisition Corporation, and ON Technology Corporation. See Exhibit Index.

99.1	Press Release dated October 27, 2003. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON TECHNOLOGY CORPORATION (Registrant)

Date: October 27, 2003	By:	/s/ Steven R. Wasserman
Steven R. Wasserman Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger made and entered into as of October 27, 2003 among Symantec Corporation, Outlaw Acquisition Corporation, and ON Technology Corporation.

99.1	Press Release dated October 27, 2003.